                                                                     Exhibit 4.7

                  SECOND AMENDMENT TO 364-DAY CREDIT AGREEMENT
                  --------------------------------------------

     THIS AMENDMENT (herein so called) is entered into as of April 25, 2002, among FMC TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), the Lenders (herein so called) party to the Credit Agreement (hereinafter defined) and BANK OF AMERICA, N.A., as Administrative Agent (as defined in the Credit Agreement) for the Lenders.

     Borrower, the Lenders and the Administrative Agent are party to the 364-Day Credit Agreement dated as of April 26, 2001, as amended by that certain First Amendment to 364-Day Credit Agreement dated as of May 30, 2001 (as amended, the "Credit Agreement"), and have agreed, upon the following terms and conditions, to further amend the Credit Agreement in certain respects. Accordingly, for valuable and acknowledged consideration, Borrower, the Lenders and the Administrative Agent agree as follows:

     1. Terms and References. Unless otherwise stated in this Amendment, (a)
        --------------------
terms defined in the Credit Agreement have the same meanings when used in this Amendment, and (b) references to "Sections", "Articles" and "Exhibits" are to the Credit Agreement's sections, articles and exhibits.

     2. Amendments. The Credit Agreement is amended as follows:
        ----------

          (a) Section 1.01 is amended to delete the definition of "Maturity Date" in its entirety and substitute the following definition in lieu thereof:

               "Maturity Date means (a) subject to extension pursuant to Section 2.03, April 24, 2003 or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof; provided that, if the Loans are converted to a term loan pursuant to
          Section 2.03(d), from and after such conversion, "Maturity Date" shall mean the first anniversary of the date on which such conversion occurs."

          (b) Section 1.01 is amended to delete the definition of "364-Day Credit Agreement" in its entirety.

          (c) Section 2.03(d) is amended to add the following sentence at the end thereof:

          "If Borrower makes such election to convert the outstanding principal amount of the Loans on the Maturity Date then in effect to a term loan, on such date Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a fee equal to 0.25% times the outstanding principal amount of the Loans so converted."

          (d) Schedule 2.01 is entirely amended in the form of, and all references in the Credit Agreement to Schedule 2.01 are changed to, Amended
     Schedule 2.01 attached hereto.

                                   Second Amendment to Credit Agreement - Page 1
                                   ------------------------------------

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          (e) Section 2.08 is entirely amended as follows:

               "2.08 Fees. (a) Facility Fee. The Borrower shall pay to the
                     ----      ------------
          Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a Facility Fee (herein so called) equal to (i) prior to the conversion of the outstanding principal amount of the Loans to a term loan pursuant to Section 2.03(d), the amount set forth in the definition of Applicable Rate times the actual daily amount of the Aggregate Commitments, regardless of usage, and (ii) after conversion of the outstanding principal amount of the Loans to a term loan pursuant to Section 2.03(d), the amount set forth in the definition of Applicable Rate times the daily Outstanding Amount. The Facility Fee shall accrue at all times from the date hereof until the Outstanding Amount is paid in full and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the date hereof, and on the date the Outstanding Amount is paid in full. The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The Facility Fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

               (b) Utilization Fee. The Borrower shall pay to the Administrative
                   ---------------
          Agent for the account of each Lender in accordance with its Pro Rata Share, a Utilization Fee (herein so called) equal to (i) prior to the conversion of the outstanding principal amount of the Loans to a term loan pursuant to Section 2.03(d), the amount set forth in the definition of Applicable Rate times the actual daily Outstanding Amount of Loans for each day that such Outstanding Amount exceeds 33% of the Aggregate Commitments, and (ii) after conversion of the outstanding principal amount of the Loans to a term loan pursuant to
          Section 2.03(d), the amount set forth in the definition of Applicable Rate times the actual daily Outstanding Amount of Loans for each day that such Outstanding Amount exceeds 33% of the Aggregate Commitments (assuming that the Aggregate Commitments were still in effect on such day). The Utilization Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the date the Outstanding Amount is paid in full. The Utilization Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The Utilization Fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met."

                                   Second Amendment to Credit Agreement - Page 2
                                   ------------------------------------

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          (f) Section 2.14, reading in its entirety as follows, is added to the
     Credit Agreement:

               "2.14 Increases of Commitments. The Borrower may from time to
                     ------------------------
          time request any one or more of the Lenders to increase their respective Commitments or request other Persons that would be Eligible Assignees to agree to a Commitment; provided that the Aggregate Commitments may not exceed $200,000,000. Each increase in the Aggregate Commitments shall be effected by a Commitment increase agreement substantially in the form of Exhibit H or a joinder agreement substantially in the form of Exhibit I, as applicable, executed by the Borrower, the Administrative Agent and the existing Lender that has agreed to increase its Commitment or the new Lender that has agreed to a new Commitment, as the case may be. None of the Lenders shall be obligated to increase its Commitment. Promptly following each increase of the Aggregate Commitments pursuant to this Section, the Administrative Agent shall deliver to the Borrower and the Lenders an amended Schedule 2.01 that gives effect to such increase."

          (g) Exhibits H and I, reading in their entirety as set forth in Exhibits H and I attached hereto, are added to the Credit Agreement.

          (h) Clause (a) of Section 10.01 is entirely amended as follows:

               "(a) except as expressly contemplated by Section 2.03 or Section 2.14, extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Article VIII);"

          (i) Clause (e) of Section 10.01 is entirely amended as follows:

               "(e) except as expressly contemplated by Section 2.14, change the Pro Rata Share or Voting Percentage of any Lender;"

     3. Conditions Precedent to Effectiveness. This Amendment shall not be
        -------------------------------------
effective until the Administrative Agent receives (a) counterparts of this Amendment executed by Borrower, the Lenders and the Administrative Agent, (b) such evidence as the Administrative Agent may reasonably request to verify that Borrower is duly incorporated, validly existing and in good standing in its jurisdiction of incorporation, (c) a certificate signed by a Principal Officer of Borrower (i) certifying that there has been no event or circumstance since December 31, 2001, which has had or could reasonably be expected to have a Material Adverse Effect, (ii) showing the Debt Ratings of Borrower on the date hereof, and (iii) stating that no amendments have been made or proposed to the certificate of incorporation or bylaws of Borrower since April 30, 2001 or, if any such amendments have been made or proposed, attaching true and correct copies of the certificate of incorporation or bylaws of Borrower, as so amended or proposed to be amended, and (d) such other documents, instruments and certificates as the Administrative Agent may reasonably request.

     4. Conditions Precedent to Further Borrowing. The obligation of each Lender
        -----------------------------------------
to make any further Loan under the Credit Agreement, after giving effect to this Amendment, is subject to the satisfaction of the following conditions precedent:

                                   Second Amendment to Credit Agreement - Page 3
                                   ---------------------------------------------

          (a) The receipt by the Administrative Agent of a certificate signed by a Principal Officer of Borrower certifying as to the incumbency of the Principal Officer of Borrower executing this Amendment, and attaching true and correct copies of resolutions adopted by the Board of Directors of Borrower authorizing Borrower to enter into this Amendment and verifying the authority and capacity of such Principal Officer to execute this Amendment.

          (b) The receipt by the Administrative Agent of an opinion of Steven H. Shapiro, Deputy General Counsel of Borrower, substantially in the form of Exhibit A attached hereto.

          (c) The receipt by the Administrative Agent of an opinion of Mayer, Brown, Rowe & Maw, special New York counsel to Borrower, substantially in the form of Exhibit B attached hereto.

          (d) Upon request of any Lender made through the Administrative Agent, the receipt by the Administrative Agent of a Note executed by Borrower and payable to such Lender in a principal amount equal to such Lender's Commitment (after giving effect to this Amendment), which Note shall be in substitution and replacement of the Note, if any, executed by Borrower and payable to such Lender pursuant to Section 4.01(a)(ii) of the Credit Agreement.

     5. Representations. Borrower represents and warrants to the Lenders that as
        ---------------
of the date of this Amendment, (a) the representations and warranties contained in Article V are true and correct in all material respects except to the extent that such representations and warranties refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and
(b) no Default or Event of Default has occurred and is continuing.

     6. Effect of Amendment. This Amendment is a Loan Document. Except as
        -------------------
expressly modified and amended by this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     7. Counterparts. This Amendment may be executed in any number of
        ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     8. Governing Law. This Amendment shall be governed by and construed in
        -------------
accordance with the laws of the State of New York.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]

                                   Second Amendment to Credit Agreement - Page 4
                                   ---------------------------------------------

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     EXECUTED as of the date first stated above.

                                 FMC TECHNOLOGIES, INC.


                                 By: /s/ Joseph J. Meyer
                                     -------------------------------------------
                                     Name:  Joseph J. Meyer
                                     Title: Director, Treasury Operations

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     EXECUTED as of the date first stated above.

                                 BANK OF AMERICA, N.A., as Administrative Agent


                                 By: /s/ Richard L. Stein
                                     -------------------------------------------
                                     Name:  Richard L. Stein
                                     Title: Principal


                                 BANK OF AMERICA, N.A., as a Lender


                                 By: /s/ Richard L. Stein
                                     -------------------------------------------
                                     Name:  Richard L. Stein
                                     Title: Principal

     EXECUTED as of the date first stated above.

                                 CREDIT SUISSE FIRST BOSTON, as a Lender


                                 By: /s/ James P. Moran     /s/ David M. Koczan
                                     -------------------------------------------
                                     Name:  James P. Moran       David M. Koczan
                                     Title: Director             Associate

     EXECUTED as of the date first stated above.

                                 COOPERATIVE CENTRALE RAIFFEINSEN-
                                 BOERENLEENBANK B.A., "RABOBANK
                                 NEDERLAND" NEW YORK BRANCH, as a Lender


                                 By: /s/ Thomas F. Kelly
                                     -------------------------------------------
                                     Name:  Thomas F. Kelly
                                     Title: Vice President


                                 By: /s/ Ian Reece
                                     -------------------------------------------
                                     Name:  Ian Reece
                                     Title: Managing Director

     EXECUTED as of the date first stated above.

                                 DEN NORSKE BANK ASA, as a Lender


                                 By: /s/ Nils Fykse
                                     -------------------------------------------
                                     Name:  Nils Fykse
                                     Title: First Vice President


                                 By: /s/ Hans Jorgen Ormar
                                     -------------------------------------------
                                     Name:  Hans Jorgen Ormar
                                     Title: Vice President

     EXECUTED as of the date first stated above.

                                 THE ROYAL BANK OF SCOTLAND PLC,
                                 as a Lender


                                 By: /s/ Jayne Seaford
                                     -------------------------------------------
                                     Name:  Jayne Seaford
                                     Title: Senior Vice President

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     EXECUTED as of the date first stated above.

                                 WESTDEUTSCHE LANDESBANK
                                 GIROZENTRALE, NEW YORK BRANCH,
                                 as a Lender


                                 By: /s/ Walter T. Duffy III
                                     -------------------------------------------
                                     Name:  Walter T. Duffy III
                                     Title: Associate Director


                                 By: /s/ Jeffrey S. Davidson
                                     -------------------------------------------
                                     Name:  Jeffrey S. Davidson
                                     Title: Associate Director

     EXECUTED as of the date first stated above.

                                 WELLS FARGO BANK TEXAS, NATIONAL
                                 ASSOCIATION, as a Lender


                                 By: /s/ Eric R. Hollingsworth
                                     -------------------------------------------
                                     Name:  Eric R. Hollingsworth
                                     Title: Vice President

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     EXECUTED as of the date first stated above.

                                 THE BANK OF NEW YORK, as a Lender


                                 By: /s/ Mark O'Connor
                                     -------------------------------------------
                                     Name:  Mark O'Connor
                                     Title: Vice President

     EXECUTED as of the date first stated above.

                                 DANSKE BANK, as a Lender


                                 By: /s/ M. K. Crawford
                                     -------------------------------------------
                                     Name:  M. K. Crawford
                                     Title: Vice President


                                 By: /s/ John A. O'Neill
                                     -------------------------------------------
                                     Name:  John A. O'Neill
                                     Title: Assistant General Manager

     EXECUTED as of the date first stated above.

                                 WACHOVIA BANK, N.A., as a Lender


                                 By: /s/ Robert A. Brown
                                     -------------------------------------------
                                     Name:  Robert A. Brown
                                     Title: Director

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     EXECUTED as of the date first stated above.

                                 THE NORTHERN TRUST COMPANY, as a Lender


                                 By: /s/ Eric Dybing
                                     -------------------------------------------
                                     Name:  Eric Dybing
                                     Title: Second Vice President

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     EXECUTED as of the date first stated above.

                                 MIZUHO CORPORATE BANK LTD., as a Lender


                                 By: /s/ Walter R. Wolff
                                     -------------------------------------------
                                     Name:  Walter R. Wolff
                                     Title: Joint General Manager and Group Head

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     EXECUTED as of the date first stated above.

                                 NATIONAL CITY BANK,
                                 as a Lender


                                 By: /s/ Jon R. Hinard
                                     -------------------------------------------
                                     Name:  Jon R. Hinard
                                     Title: Senior Vice President

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     EXECUTED as of the date first stated above.

                                 U.S. BANK NATIONAL ASSOCIATION,
                                 as a Lender


                                 By: /s/ R. Michael Newton
                                     -------------------------------------------
                                     Name:  R. Michael Newton
                                     Title: Vice President